KBS SOR (BVI) HOLDINGS, LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2017

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Operations	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Equity	5-7

Consolidated Statements of Cash Flows	8-9

Notes to Interim Consolidated Financial Statements	10-16

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KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30,		December 31,
	2017	2016	2016
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$91,118	$113,190	$31,507
Rents and other receivables, net	2,841	2,051	1,436
Prepaid expenses and other assets	17,025	2,585	1,617
Restricted cash	9,820	8,530	11,113
	120,804	126,356	45,673

Investment property held for sale	174,357	-	-

	295,161	126,356	45,673
NON-CURRENT ASSETS
Investment properties	1,492,446	1,430,064	1,660,475
Escrow deposit for acquisition of real estate	-	16,000	2,000
Investment in joint venture	96,455	140,233	152,533
Investment in debt instruments, net	17,534	-	4,683
Financial assets at fair value through profit or loss	44,161	5,305	5,305
Restricted cash	11,677	13,233	12,905

	1,662,273	1,604,835	1,837,901

Total assets	$1,957,434	$1,731,191	$1,883,574
LIABILITIES
CURRENT LIABILITIES
Notes and bonds payable, net	$277,627	$301,648	$402,153
Accounts payable and accrued liabilities	28,173	19,560	26,012
Due to Parent Company	-	5,529	-
Other liabilities	12,946	6,621	10,868
	318,746	333,358	439,033

Note payable related to property held for sale, net	87,132	-	-

	405,878	333,358	439,033
LONG-TERM LIABILITIES
Notes and bonds payable, net	397,766	278,007	305,016
Debentures, net	270,705	242,117	243,455
Rental security deposits	7,506	6,410	7,227
	675,977	526,534	555,698

Total liabilities	1,081,855	859,892	994,731

EQUITY
Owner's net equity	849,472	845,944	862,712
Non-controlling interests	26,107	25,355	26,131

Total equity	875,579	871,299	888,843

Total liabilities and equity	$1,957,434	$1,731,191	$1,883,574

The accompanying notes are an integral part of the interim consolidated financial statements.

August 10, 2017	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan, Peter III	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Revenues and other income:

Rental income	$60,312	$46,967	$30,560	$24,323	$104,000
Tenant reimbursements	12,094	9,582	6,457	4,828	20,762
Interest income from debt investments	760	3,655	600	3,655	3,765
Other operating income	2,540	1,578	987	798	3,387

Total revenues and other income	75,706	61,782	38,604	33,604	131,914

Expenses:
Operating, maintenance, and management fees	(22,207)	(18,823)	(11,299)	(9,303)	(41,906)
Real estate taxes and insurance	(10,152)	(7,903)	(5,415)	(4,029)	(16,887)

Total expenses	(32,359)	(26,726)	(16,714)	(13,332)	(58,793)

Gross profit	43,347	35,056	21,890	20,272	73,121

Fair value adjustment of investment properties, net	(14,131)	(6,002)	(11,410)	(3,448)	28,926
Equity in income of unconsolidated joint venture	2,092	2,182	398	1,326	13,462
Asset management fees to affiliate	(5,603)	(4,293)	(2,855)	(2,205)	(9,628)
General and administrative expenses	(1,341)	(1,247)	(426)	(952)	(2,749)

Operating profit	24,364	25,696	7,597	14,993	103,132

Finance income	3,377	16	1,492	11	43
Finance expenses	(19,709)	(12,362)	(10,323)	(7,185)	(29,249)
Foreign currency transaction adjustments	(7,097)	2,037	(2,426)	2,340	(2,997)

Net income (loss)	$935	$15,387	$(3,660)	$10,159	$70,929

Net income (loss) attributable to owner	$960	$15,786	$(3,441)	$10,297	$70,526
Net income (loss) attributable to non-controlling interests	(25)	(399)	(219)	(138)	403

Net income (loss)	$935	$15,387	$(3,660)	$10,159	$70,929

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Net income (loss)	$935	$15,387	$(3,660)	$10,159	$70,929

Total comprehensive income (loss)	$935	$15,387	$(3,660)	$10,159	$70,929

Total comprehensive income (loss) attributable to owner	$960	$15,786	$(3,441)	$10,297	$70,526

Total comprehensive income (loss) attributable to non-controlling interests	(25)	(399)	(219)	(138)	403

Total comprehensive income (loss)	$935	$15,387	$(3,660)	$10,159	$70,929

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2017 (audited)	$413,087	$407,994	$41,631	$862,712	$26,131	$888,843

Net income	-	960	-	960	(25)	935

Total comprehensive income	-	960	-	960	(25)	935
Dividends to Owner	-	(14,200)	-	(14,200)	-	(14,200)
Non-controlling interests contributions	-	-	-	-	11	11
Distributions to non-controlling interest	-	-	-	-	(10)	(10)

Balance at June 30, 2017	$413,087	$394,754	$41,631	$849,472	$26,107	$875,579

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2016 (audited)	$419,267	$389,168	$—	$808,435	$104,622	$913,057

Net income (loss)	-	15,786	-	15,786	(399)	15,387

Total comprehensive income (loss)	-	15,786	-	15,786	(399)	15,387
Dividends to Owner	-	(13,700)	-	(13,700)	-	(13,700)
Distributions to Owner	(27,087)	-	-	(27,087)	-	(27,087)
Contributions from Owner	20,879	-	-	20,879	-	20,879
Acquisitions of non-controlling interests	-	-	41,631	41,631	(79,617)	(37,986)
Non-controlling interests contributions	-	-	-	-	766	766
Distributions to non-controlling interests	-	-	-	-	(17)	(17)

Balance at June 30, 2016	$413,059	$391,254	$41,631	$845,944	$25,355	$871,299

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at April 1, 2017	$413,087	$405,695	$41,631	$860,413	$26,319	$886,732

Net loss	-	(3,441)	-	(3,441)	(219)	(3,660)

Total comprehensive loss	-	(3,441)	-	(3,441)	(219)	(3,660)
Dividends to Owner	-	(7,500)	-	(7,500)	-	(7,500)
Non-controlling interests contributions	-	-	-	-	10	10
Distributions to non-controlling interest	-	-	-	-	(3)	(3)

Balance at June 30, 2017	$413,087	$394,754	$41,631	$849,472	$26,107	$875,579

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at April 1, 2016	$413,059	$388,057	$12,079	$813,195	$91,708	$904,903

Net income (loss)	-	10,297	-	10,297	(138)	10,159

Total comprehensive income (loss)	-	10,297	-	10,297	(138)	10,159
Dividends to Owner	-	(7,100)	-	(7,100)	-	(7,100)
Acquisitions of non-controlling interests	-	-	29,552	29,552	(66,797)	(37,245)
Non-controlling interests contributions	-	-	-	-	599	599
Distributions to non-controlling interests	-	-	-	-	(17)	(17)

Balance at June 30, 2016	$413,059	$391,254	$41,631	$845,944	$25,355	$871,299

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited

Balance at January 1, 2016	$419,267	$389,168	$—	$808,435	$104,622	$913,057

Net income	-	70,526	-	70,526	403	70,929

Total comprehensive income	-	70,526	-	70,526	403	70,929
Dividends to Owner	-	(51,700)	-	(51,700)	-	(51,700)
Distributions to Owner	(27,087)	-	-	(27,087)	-	(27,087)
Contributions from Owner	20,907	-	-	20,907	-	20,907
Acquisitions of non-controlling interests	-	-	41,631	41,631	(79,617)	(37,986)
Non-controlling interests contributions	-	-	-	-	803	803
Distributions to non-controlling interest	-	-	-	-	(80)	(80)

Balance at December 31, 2016	$413,087	$407,994	$41,631	$862,712	$26,131	$888,843

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities:

Net income (loss)	$935	$15,387	$(3,660)	$10,159	$70,929
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of unconsolidated joint venture	(2,092)	(2,182)	(398)	(1,326)	(13,462)
Fair value adjustment on investment properties, net	14,131	6,002	11,410	3,448	(28,926)
Deferred rent	(1,370)	(975)	(445)	(419)	(3,084)
Bad debt expense (recovery)	(58)	307	(22)	97	658
Financing expense	19,709	12,362	10,323	7,185	29,249
Financing income	(3,377)	(16)	(1,492)	(11)	(43)
Interest income from debt instruments, net	(760)	(3,655)	(600)	(3,655)	(3,812)
Foreign currency transaction adjustments	7,097	(2,037)	2,426	(2,340)	2,997
	34,215	25,193	17,542	13,138	54,506
Changes in assets and liabilities:
Restricted cash	(91)	(645)	(474)	(236)	(3,546)
Rents and other receivables	(780)	(687)	(537)	(240)	(577)
Prepaid expenses and other assets	(1,149)	(2,088)	1,182	68	(1,780)
Accounts payable and accrued liabilities	(1,785)	(1,541)	(222)	2	2,023
Rental security deposits	279	1,150	(356)	976	1,967
Due to Parent Company	-	17	-	-	-
Other liabilities	23	(140)	(728)	(143)	439
Lease incentive additions	(371)	(904)	(342)	(575)	(1,164)
	(3,874)	(4,838)	(1,477)	(148)	(2,638)

Net cash provided by operating activities	30,341	20,355	16,065	12,990	51,868

Cash Flows from Investing Activities:
Acquisitions of investment properties	(82,235)	(125,810)	-	(125,810)	(293,832)
Improvements to investment properties	(21,180)	(16,316)	(14,378)	(8,116)	(38,915)
Escrow deposits for future real estate purchases	-	(16,000)	-	(16,000)	(2,000)
Proceeds from sales of real estate, net	93,186	-	93,186	-	-
Deferred proceeds related to sale of real estate	1,728	-	1,728	-	-
Investments in debt investments, net	(12,514)	-	(7,514)	-	(4,625)
Repayment of debt investments	-	27,850	-	27,850	27,850
Proceeds from insurance claims	-	256	-	256	256
Distributions of capital from investment in joint venture	58,170	-	-	-	-
Investments in financial assets at fair value through profit or loss, net	(38,995)	-	(38,995)	-	-
Distribution of capital from financial assets at fair value through profit or loss	988	-	-	-	-
Investment in unconsolidated joint venture	-	(1,800)	-	(1,200)	(2,820)
Purchase of interest rate cap	(107)	-	-	-	(15)
Finance income received	2,373	3,671	424	3,666	3,745
Restricted cash for capital expenditures, net	4,562	(7,762)	3,331	9	(7,171)
Funding of restricted cash for development obligations	-	(2,500)	-	(2,500)	(2,575)

Net cash provided by (used in) investing activities	5,976	(138,411)	37,782	(121,845)	(320,102)

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	124,556	338,637	37,151	52,337	564,336
Principal payments on notes and bond payable	(69,019)	(58,196)	(33,211)	(44,551)	(154,802)
Payments of deferred financing costs	(1,793)	(8,636)	(464)	(681)	(12,377)
Interest paid	(16,256)	(7,080)	(5,866)	(3,496)	(20,756)
Repayments to Parent Company	-	-	-	-	(5,512)
Borrowings from Parent Company	-	3,857	-	7	4,375
Restricted cash for debt service obligations	-	(5,386)	-	-	(5,595)
Non-controlling interests contributions	11	766	10	599	803
Distributions to non-controlling interests	(10)	(17)	(3)	(17)	(80)
Acquisition of non-controlling interests	-	(37,986)	-	(37,245)	(37,986)
Dividends to Owner	(14,200)	(13,700)	(7,500)	(7,100)	(51,700)
Distributions to Owner	-	(27,087)	-	-	(27,087)
Contributions from Owner	-	20,879	-	-	20,907
Other financing proceeds, net	-	-	-	-	647

Net cash provided by (used in) financing activities	23,289	206,051	(9,883)	(40,147)	275,173

Effect of exchange rate changes on cash and cash equivalents	5	4,123	2	(4,491)	3,496

Net increase (decrease) in cash and cash equivalents	59,611	92,118	43,966	(153,493)	10,435
Cash and cash equivalents, beginning of period	31,507	21,072	47,152	266,683	21,072

Cash and cash equivalents, end of period	$91,118	$113,190	$91,118	$113,190	$31,507

Supplemental Disclosure of Noncash Investing and Financing Activities:

Increase in accrual improvements to real estate	$3,551	$—	$—	$—	$3,328

Increase in restricted cash related to property insurance proceeds	$744	$—	$—	$—	$2,197
Decrease in restricted cash in connection with development obligations	$753	$—	$594	$—	$2,926
Application of escrow deposits to acquisition of investment properties	$2,000	$—	$—	$—	$—
Increase in restricted cash related to development obligations	$1,368	$—	$1,368	$—	$—
Increase to development obligations related to sales of real estate	$3,692	$—	$3,692	$—	$—

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.
The accompanying unaudited interim financial statements have been prepared in a condensed format as of June 30, 2017 and for the six and three months period then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2016 and for the year then ended and the accompanying notes ("annual financial statements").

b.
The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of the interim consolidated financial statements:

The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

b.	Initial adoption of new Standards, Interpretations and Amendments by the Company:

The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements, with the exception of IFRS 9- Financial Instruments.

The Company have adopted in early adoption IFRS 9 - Financial Instruments, commencing from its financial statements as at June 30, 2017 and effective from January 1, 2017. As part of the early adoption, the Company examined the implications of the Standard on the classification of its financial assets and the possible impact of the expected credit losses model (ECL). The earlier adoption did not affect the Company's financial statements. An investment in an equity instrument that was previously classified as part of the available for sale financial assets will be reclassified, as a result of the said adoption, as an investment at fair value through profit or loss.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:    INVESTMENT IN SIGNIFICANT JOINT VENTURE

The Company does not attach the financial statements of KBS SOR SREF III 110 William, LLC, since its reports are insignificant to the Company's financial statements and do not add more information to the contained below.
Summarized information about the statement of financial position and the statement of profit or loss of KBS SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	June 30,		December 31,
	2017	2016	2016
	Unaudited		Audited
	U.S. dollars in thousands

Current assets	$17,517	$10,597	$10,885
Non-current assets (investment property)	439,119	414,087	437,314
Current liabilities	7,429	6,418	162,825
Non-current liabilities	258,695	158,316	556

Equity	$190,512	$259,950	$284,818
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$96,455	$140,233	$152,533

(1)     The company holds 60% of KBS SOR SREF III 110 William, LLC.

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Revenues	$16,318	$15,587	$8,452	$7,861	$31,354
Gross profit	8,464	7,662	4,610	3,875	14,559
Operating profit (*)	7,816	7,081	3,962	3,869	33,241
Net profit (*)	2,646	4,089	178	2,378	27,256

Share of profit from joint venture (Based on the waterfall mechanism)	2,092	2,182	398	1,326	13,462

(*) Includes revaluation of investment property	$(648)	$(581)	$(648)	$(6)	$18,682

During the six months ended June 30, 2017, KBS SOR SREF III 110 William, LLC made a $58.2 million return of capital distribution to the Company and a $38.8 million return of capital distribution to the 110 William JV Partner funded with proceeds from the 110 William refinance discussed in note 5.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:    FINANCIAL INSTRUMENTS

The fair value of non-current notes payables as of June 30, 2017 is not materially different from its fair value as presented in the annual consolidated financial statements as of December 31, 2016.  The fair value of the debentures payable as of June 30, 2017 was approximately $289.3 million (1,009.1 million NIS).

The change in fair value of foreign currency collars that are not designated as cash flow hedges are recorded as foreign currency transaction gains or losses in the accompanying consolidated statements of operations.

During the six months ended June 30, 2017, the Company recognized a net foreign currency transaction loss of $7.1 million derived from a $19.0 million gain related to the foreign currency collars, which is shown net against $26.1 million of foreign currency transaction loss in the accompanying consolidated statements of operations as foreign currency transaction related to exchange differences of the debentures. During the three months ended June 30, 2017, the Company recognized a net foreign currency transaction loss of $2.4 million derived from a $7.8 million gain related to the foreign currency collars, which is shown net against $10.2 million of foreign currency transaction loss related to exchange differences of the debentures. The losses are shown in the accompanying consolidated statements of operations as foreign currency transaction loss, net. As of June 30, 2017, the Company used Level 2 inputs to measure the foreign currency collars fair value at $15.1 million, which is shown in prepaid expenses and other assets on the accompanying balance sheets of financial position.

During the six and three months ended June 30, 2017, the Company recognized $0.9 million of unrealized gain on its Financial asset at fair value through profit or loss investment in Whitestone REIT (see note 5). The gain is shown in the accompanying consolidated statements of operations as finance income. As of June 30, 2017, the Company used Level 1 inputs to measure the Whitestone REIT at $39.8 million, which is shown in Financial assets at fair value through profit or loss on the accompanying balance sheets of financial position.

As of June 30, 2017, the Company had a working capital shortfall amounting to $110.7 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to either exercise extension options available under the loans or refinance loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of Company properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Acquisition and Financing of Crown Pointe:

On February 14, 2017, the Company, through an indirect wholly owned subsidiary (the "Buyer"), acquired an office property consisting of two office buildings containing an aggregate of 499,968 rentable square feet in Dunwoody, Georgia (“Crown Pointe”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor.

The purchase price of Crown Pointe was $83.4 million plus closing costs. The Company funded the purchase of Crown Pointe with its available sources and from the Crown Pointe Mortgage Loan (defined below).

Crown Pointe is comprised of two office buildings that were built in 1985 and 1989 and were 72% leased to 59 tenants with a weighted-average remaining lease term of 3.5 years at acquisition.

On February 14, 2017, in connection with the acquisition of Crown Pointe, the Buyer entered into a loan agreement with an unaffiliated lender (the “Lender”) for borrowings of up to $62.5 million, secured by Crown Pointe (the “Crown Pointe Mortgage Loan”). At closing, $50.5 million of the Crown Pointe Mortgage Loan was funded. Of the remaining $12.0 million available under the Crown Pointe Mortgage Loan, $9.5 million is available for future disbursements to be used for tenant improvements and leasing commissions and $2.5 million is available as an earn-out advance, subject to certain terms and conditions contained in the loan documents.

The Crown Pointe Mortgage Loan matures on February 13, 2020, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents and the payment of an extension fee. The Crown Pointe Mortgage Loan bears interest at a floating rate of 2.6% over one-month LIBOR. In addition, the Company entered into an interest rate cap that effectively limits one-month LIBOR on $46.9 million of the outstanding loan balance at 3.0% effective February 21, 2017 through February 13, 2020. Monthly payments are interest only during the initial term with the entire unpaid principal balance and all outstanding interest and fees due at maturity.

KBS SOR Properties, LLC, a separate wholly owned subsidiary of the Company through which the Company indirectly owns all of its real estate assets (“KBS SOR Properties”), provided a guaranty of 25% of the outstanding principal balance of the Crown Pointe Mortgage Loan, which guaranty amount can be reduced to zero upon certain conditions being met. KBS SOR Properties provided a guaranty of the Crown Pointe Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the Buyer or KBS SOR Properties in violation of the loan documents. KBS SOR Properties also provided a guaranty of the principal balance and any interest or other sums outstanding under the Crown Pointe Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Buyer.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)

Refinancing of 110 William Street:

On March 6, 2017, the 110 William Joint Venture closed the refinancing of the 110 William first mortgage loan and a mezzanine loan (the “Refinancing”). The 110 William Joint Venture repaid $156.0 million of principal related to the 110 William Street first mortgage loan and a mezzanine loan. The Refinancing was comprised of the following loans from unaffiliated lenders: (i) a mortgage loan in the maximum amount of up to $232.3 million from Morgan Stanley Bank, N.A., a national banking association (the “110 William Street Mortgage Loan”), (ii) a senior mezzanine loan in the maximum amount of up to $33.8 million from Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (the “110 William Street Senior Mezzanine Loan”), and (iii) a junior mezzanine loan in the maximum amount of up to $33.8 million from Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (the “110 William Street Junior Mezzanine Loan”).

The loans under the Refinancing mature on March 7, 2019, with three one-year extension options. The 110 William Street Mortgage Loan bears interest at a floating rate of 2.2472% over one-month LIBOR. The 110 William Street Senior Mezzanine Loan and the 110 William Street Junior Mezzanine Loan bear interest at a floating rate of 6.25% over one-month LIBOR. The 110 William Joint Venture entered into three interest rate caps that effectively limit one-month LIBOR at 3.00% on $275.0 million of the Refinancing loans amount as of the effective date, up to $300.0 million, accreting according to a notional schedule, effective March 6, 2017 through March 7, 2019. The loans under the Refinancing have monthly payments that are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Company has the right to prepay the loans in whole at any time or in part from time to time to the extent necessary, subject to the payment of certain expenses potentially incurred by the lender as a result of the prepayment, the payment of a prepayment premium and breakage costs in certain circumstances, and certain other conditions contained in the loan documents. At closing, $205.0 million had been disbursed from the 110 William Street Mortgage Loan to the 110 William Joint Venture with $27.3 million remaining available for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents. At closing, $29.85 million had been disbursed from the 110 William Street Senior Mezzanine Loan to the 110 William Joint Venture and $29.85 million had been disbursed from the 110 William Junior Mezzanine Loan to the 110 William Joint Venture, with $4.0 million remaining available under the 110 William Street Senior Mezzanine Loan and $4.0 million remaining available under the 110 William Street Junior Mezzanine Loan for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents under the 110 William Street Senior Mezzanine Loan and the 110 William Street Junior Mezzanine Loan.

Dividend approval:

In March and June 2017, the Company declared and paid distributions of dividend to the Owner in the amount of $6.7 million and $7.5 million, respectively.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)

Investment in Financial Asset at Fair Value through Profit or Loss

During the six months ended June 30, 2017, the Company purchased 3,252,549 shares (representing holdings of approximately 8.5%) of common stock of Whitestone REIT (Ticker: WSR) for an aggregate purchase price of $39.0 million, including $0.4 million of acquisition fees to affiliate.

Sale of 50 Congress Street

On May 15, 2017, the Company sold 50 Congress Street (an office building containing 179,872 rentable square feet located on approximately 0.4 acres of land in Boston, Massachusetts) for $79.0 million, before closing costs, to purchasers unaffiliated with the Company or the Advisor. The sale resulted in a $1.4 million loss (resulting mainly because of closing costs) recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of operations.

Partial Sale of Park Highlands

On May 1, 2017, the Company sold an aggregate of 102 acres of Park Highlands undeveloped land for an aggregate sales price, net of closing credits and costs, of $16.4 million. The sale resulted in a $1.0 million loss related to closing costs and $3.9 million loss related to accrued development obligations recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of operations. In addition, the Company deferred $1.7 million related to proceeds received from the purchasers and another developer for the value of land that was contributed to a master association which is consolidated by the Company.

NOTE 6:     SUBSEQUENT EVENTS

353 Sacramento

On July 6, 2017, the Company sold a 45% equity interest in an entity that owns 353 Sacramento for approximately $39.1 million (which is close to the book value). The purchasers were not affiliated with the Company or the Advisor.

As of June 30, 2017, the Company was in the final stages of negotiation with the buyer and it was highly probable that the sale would occur, as such the 353 Sacramento property and related note payable were reclassified to held for sale. As a result of the sale and the operating agreement between the Company and the buyer which agreed joint control, 353 Sacramento is expected to be deconsolidated into an investment in joint venture.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:     SUBSEQUENT EVENTS (CONT.)

Hedge

On August 3, 2017, the Company terminated the foreign currency collars and as a result received $6.6 million. On August 3, 2017, the Company, entered into a USD put/ILS call to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar as it now has the right, but not the obligation, to purchase up to 970.2 million Israeli new Shekels at the rate of ILS 3.4 per USD for an amount up to $285.4 million. The cost of the USD put/ILS call option was $3.4 million.